                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss 240.14a-12


                                   Elder Trust
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ______________________________________________________________________
    2) Aggregate number of securities to which transaction applies:


       ______________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ______________________________________________________________________
    4) Proposed maximum aggregate value of transaction:


       ______________________________________________________________________

    5) Total fee paid:


       ______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200





                                               April 23, 2001




Dear Shareholder:

         You are cordially invited to attend the 2001 annual meeting of shareholders of ElderTrust to be held on Tuesday, May 22, 2001, at 10 a.m., at 101 East State Street, Kennett Square, Pennsylvania 19348.

         The annual meeting has been called for the following purposes:

         (1)      To elect two trustees for a term of three years; and

         (2) To transact such other business as may properly come before the annual meeting or any adjournments.

         It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

                                               Very truly yours,

                                               /s/ D. Lee McCreary, Jr.
                                               ------------------------
                                               D. Lee McCreary, Jr.
                                               President, Chief Executive
                                               Officer, Chief Financial Officer,
                                               Treasurer and Secretary

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200

                               ------------------

                    NOTICE TO ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001

                               ------------------

         NOTICE IS HEREBY GIVEN that the 2001 annual meeting of shareholders of ElderTrust will be held at 101 East State Street, Kennett Square, Pennsylvania 19348 on Tuesday, May 22, 2000 at 10 a.m., for the following purposes:

         (1) To elect two trustees for a three-year term and until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournments.

         The Board of Trustees has fixed March 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice and to vote at the annual meeting. All shareholders are cordially invited to attend the annual meeting.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by ElderTrust.

                                               By Order of the Board of Trustees

                                               /s/ D. Lee McCreary, Jr.
                                               ------------------------

                                               D. Lee McCreary, Jr.
                                               President, Chief Executive
                                               Officer, Chief Financial Officer,
                                               Treasurer and Secretary

Kennett Square, Pennsylvania
April 23, 2001

         Whether or not you plan to attend the annual meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with the Secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200

                               ------------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 2001

                               ------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to shareholders of ElderTrust in connection with the solicitation by the board of trustees of ElderTrust of proxies to be used at the 2001 annual meeting of shareholders to be held at 101 East State Street, Kennett Square, Pennsylvania 19348 on Tuesday, May 22, 2001 at 10 a.m., and at any adjournments or postponements.

         If the enclosed form of proxy is properly executed and returned to ElderTrust in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the board of trustees' two nominees as trustees. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the board of trustees of ElderTrust. The presence of a shareholder at the annual meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

         The cost of solicitation of proxies in the form enclosed herewith will be borne by ElderTrust. In addition to the solicitation of proxies by mail, ElderTrust, through its trustees, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. ElderTrust will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy material to and obtain proxies from beneficial owners and will reimburse such holders for their reasonable expenses in so doing. It is anticipated that this proxy statement will be mailed to stockholders on or about April 23, 2001.

         The securities which can be voted at the annual meeting consist of common shares of beneficial interest of ElderTrust, par value $.01 per share. Each share entitles its owner to one vote on all matters. The declaration of trust of ElderTrust does not provide for cumulative voting in the election of trustees. The board of trustees has fixed the close of business on March 30, 2001 as the record date for determination of shareholders entitled to vote at the annual meeting. The number of common shares outstanding on the record date was 7,119,000.

         The presence, in person or by proxy, of at least a majority of the outstanding common shares is necessary to constitute a quorum at the annual meeting. Shareholders' votes will be tabulated by the persons appointed by the board of trustees to act as inspectors of election for the annual meeting.

         A copy of ElderTrust's 2000 annual report to shareholders accompanies this proxy statement. The 2000 annual report to shareholders includes ElderTrust's annual report on Form 10-K for the year ended December 31, 2000 as filed with the SEC. Shareholders may obtain a copy of the exhibits to ElderTrust 2000 annual report on Form 10-K, upon payment of a reasonable fee, by writing to ElderTrust, 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348, Attention: Corporate Secretary.

                              ELECTION OF TRUSTEES
                                  (Proposal 1)

         The declaration of trust of ElderTrust provides for a minimum of three trustees and a maximum of nine trustees. The board of trustees of ElderTrust currently consists of five members. The trustees are divided into three classes, each consisting of approximately one-third of the total number of trustees. The term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting, two trustees will be elected for a three-year term. As described below, the board of trustees' nominees are Michael R. Walker and Harold L. Zuber, Jr. The board of trustees recommends that you vote FOR the board of trustees' nominees for election as trustees.

         Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as trustee of Mr. Walker and Mr. Zuber, each for a three-year term. The board of trustees believes Messrs. Walker and Zuber will stand for election and will serve if elected as trustees. However, if they fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other persons as a majority of the board of trustees of ElderTrust may recommend. Trustees are elected by plurality vote.

Information as to Nominees and Other Trustees

         The following table sets forth certain information regarding the board of trustees' nominees for election as trustee and those trustees who will continue to serve as such after the annual meeting.

                                                 Age at
                                                March 31,      Trustee          For Term        Position(s) Held with
                                                  2001          Since           To Expire            ElderTrust
                                                ---------      -------          ---------       ---------------------
Nominees:
---------

Michael R. Walker.......................           52            1997              2004          Trustee

Harold L. Zuber, Jr.....................           51            2001              2004          Trustee

Continuing Trustees:                                                           Term Expires
--------------------                                                           ------------
D. Lee McCreary, Jr.....................           43            1999              2003          President, Chief
                                                                                                 Executive Officer,
                                                                                                 Chief Financial
                                                                                                 Officer,
                                                                                                 Treasurer, Secretary
                                                                                                 and Trustee

Rodman W. Moorhead, III.................           57            1998              2003          Trustee


John G. Foos............................           51            2000              2002          Trustee

         The principal occupations for the past five years of the nominees for trustee and the trustee whose term of office will continue after the annual meeting are set forth below.

         Michael R. Walker is Chairman of the board of trustees of ElderTrust. Mr. Walker also founded and serves as the Chairman and Chief Executive Officer of Genesis Health Ventures, Inc. ("Genesis") and of The Multicare Companies, Inc., a 43.6% owned consolidated subsidiary of Genesis ("Multicare"). With revenues of over $2.4 billion, Genesis and its subsidiaries provides eldercare in the eastern United States through a network of Genesis ElderCare skilled nursing and assisted living centers and long term care support services nationwide including pharmacy, medical equipment and supplies, rehabilitation, group purchasing, consulting and facility management. In June 2000, Genesis and Multicare filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In addition to his responsibilities with ElderTrust and Genesis, Mr. Walker leads the Alliance for Quality Nursing Home Care, a national coalition of the nation's top twelve long term care providers. Since 1999, The Alliance has lobbied for and gained nearly $5 billion in additional Medicare funding for long term care providers. Mr. Walker holds a master of business administration degree from Temple University and bachelor of arts in business administration degree from Franklin and Marshall College.

         Harold L. Zuber, Jr., a trustee of ElderTrust since April 2001, Mr. Zuber has served as Vice President and Chief Financial Officer of Teleflex Incorporated since 1990. With revenues of $1.8 billion, Teleflex manufactures products and provides services for the automotive, marine, industrial, medical and aerospace markets worldwide. Before Mr. Zuber was appointed Chief Financial Officer of Teleflex he held the Vice President and Controller position from 1986 to 1990 and the Controller position from 1980 to 1986. Mr. Zuber was a Board Member and Compensation Committee Member of Medical Sterilization, Inc. from 1997 to 1999. He holds a bachelor of science degree from Clarion University.

         D. Lee McCreary, Jr., a trustee of ElderTrust since October 1999, is the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of ElderTrust. In June 1997, Mr. McCreary became Senior Vice President, Chief Financial Officer, Treasurer and Secretary of ElderTrust Realty Group, Inc., predecessor to ElderTrust. In July 1999, he was named acting President and Chief Executive Officer and was appointed to those positions on a permanent basis and as a trustee of ElderTrust in October 1999. From September 1994 until May 1997, Mr. McCreary was Vice President-Tax Services at Siegfried, Schieffer & Seitz, a Wilmington, Delaware-based regional accounting firm. Before joining Siegfried, Schieffer & Seitz, he was a partner at Price Waterhouse LLP, where he worked for over 14 years providing tax consulting services for companies in the healthcare, real estate and financial services industries. Mr. McCreary is a member of both the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He holds a bachelor of science degree from the University of Delaware.

            Rodman W. Moorhead, III, a trustee of ElderTrust since January 1998, has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm in New York, where he currently serves as senior advisor. He is a director of Chancellor Academies, an operator of charter and for-profit elementary schools; Coventry Health Care, Inc., a multi-market health maintenance organization; PhyCor, Inc., a physician multi-specialty practice management company; Scientific Learning Corporation, a computerized special education training company; and Transkaryotic Therapies, Inc., a gene therapy company. He is a trustee of the Taft School and a member of the Overseers Committee on University Resources, Harvard College. Mr. Moorhead holds a masters of business administration degree from Harvard Business School and a bachelor of arts in economics degree from Harvard University.

         John G. Foos, a trustee of ElderTrust since April 2000, has served since July 1989 as Chief Financial Officer of Independence Blue Cross, the largest health insurer in the Philadelphia, Pennsylvania region. Before joining Independence Blue Cross, Mr. Foos was a partner with the public accounting firm of KPMG, LLP. Mr. Foos is a member of the board of directors of HoosierCare, Inc., a tax-exempt organization that owns and operates 14 long-term care facilities in the east and midwest. Mr. Foos is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. He holds a bachelor of science degree in accounting from Susquehanna University.

Executive Officers Who are Not Trustees

         John H. Haas was named Vice President and Chief Operating Officer of ElderTrust in February 2000. From May 1998 to January 2000, Mr. Haas served as a consultant to ElderTrust. From 1994 to 1998, Mr. Haas was the Vice President, Secretary and general counsel of Senior Campus Living, LLC, a continuing care retirement community developer and operator. He previously served of counsel to the Baltimore-based law firm of Hodes, Ulman, Pessin & Katz, and earlier, as Executive Vice President and Chief Operating Officer of McCormick Properties, Inc. before its sale by its parent, McCormick & Company, Inc., the specialty food and spice company. Mr. Haas has served as an adjunct instructor in the Masters of Science in Real Estate at Johns Hopkins University and has taught seminars for commercial real estate lenders, the Maryland National Park and Planning Commission and the General Services Administration. He holds a juris doctor degree from the University of Baltimore School of Law and a bachelor of arts degree from the University of Connecticut.

Board Meetings and Committees

         During 2000, the board of trustees of ElderTrust held five regular meetings and two special meetings. For the 2000 period, no incumbent trustee attended fewer than 75 percent of the aggregate of (A) the total number of meetings held by the board of trustees held during the period for which he has been a trustee and (B) the total number of meetings held by all committees of the board of trustees on which the trustee served during the period that he served.

         ElderTrust has the following board committees:

         Audit Committee. The current members of the audit committee are Messrs. Foos, Moorhead and Zuber. Mr. Zuber was appointed as a member of the audit committee upon his appointment as a trustee in April 2001. Mr. Foos serves as chairman of the audit committee. The audit committee has the authority (A) to make recommendations concerning the engagement of the independent auditor, (B) to review with the independent auditors the plans and results of the audit engagement, (C) to review the independence of the independent public accountants, (D) to approve professional services provided by the independent public accountants, (E) to consider the range of audit and non-audit fees and
(F) to review the adequacy of ElderTrust's internal accounting controls. The audit committee held three meetings during 2000. The board of trustees believes that each of the current members of the audit committee is an "independent" trustee within the meaning of applicable rules of the New York Stock Exchange. The board of trustees has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Annex A.

         Compensation and Share Option Committee. The compensation and share option committee was in existence from January 1 through September 12, 2000. The members of the compensation and share option committee for the period of January 1 through January 31, 2000 were Mr. Moorhead and a former member of the board of trustees who resigned as a trustee in January 2000. The members of the compensation and share option committee for the period of February 1 through September 12, 2000 were Messrs. Moorhead and Walker. Mr. Moorhead served as Chairman of the committee. The compensation and share option committee has the authority (A) to determine compensation for ElderTrust's executive officers, (B) to review and make recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies for ElderTrust's executive officers and (C) to take all actions and make all determinations, including the grant of options, distribution equivalent rights and share awards, under ElderTrust's share option and incentive plans. The compensation and share option committee held two meetings during 2000. In September 2000, the board of trustees re-established the compensation committee and the share option committee as separate committees of the board.

         Compensation Committee. The compensation committee was re-established in September 2000 as a separate committee to the board. The current members of the compensation committee are Messrs. Walker and Moorhead. Mr. Moorhead serves as Chairman of the committee. The compensation committee has the authority (A) to determine compensation for ElderTrust's executive officers and (B) to review and make recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies for ElderTrust's executive officers. The compensation committee held one meeting during 2000.

         Share Option Committee. The share option committee was re-established in September 2000. The current members of the share option committee are Messrs. Foos and Moorhead. Mr. Foos serves as Chairman of the committee. The share option committee has the authority to take all actions and make all determinations, including the grant of options, distribution equivalent rights and share awards, under ElderTrust's share option and incentive plans. The share option committee held one meeting during 2000.

         Asset Management Committee. The asset management committee was formed in May 2000. The current members of the asset management committee are Messrs. McCreary, Moorhead and Foos. Mr. McCreary serves as Chairman of the committee. The asset management committee has the authority to take all actions in connection with the Company's assets and asset transactions. The asset management committee held three meetings during 2000.

                             AUDIT COMMITTEE REPORT

           Each year the audit committee recommends to the board of trustees, the appointment of the ElderTrust's independent certified public accountants. The audit committee has received and reviewed the disclosures in the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with audit committees, as amended, and has discussed with the independent public accountants that firm's independence from ElderTrust. The audit committee has also discussed with the independent public accounts the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with audit committees, as amended.

            The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 and related matters with management and Elder Trust's independent public accountants, reviewed Elder Trust's Annual Report on Form 10-K filed with the Securities and Exchange Commission and reviewed such accounting and auditing issues concerning ElderTrust and its subsidiaries and affiliates as the audit committee deemed appropriate. Based on these discussions and reviews, the audit committee has recommended to the board of trustees that the audited financial statements for the year ended December 31, 2000 be included in the ElderTrust's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The audit committee held 3 meetings during 2000.


                                                 AUDIT COMMITTEE
                                                 March 26, 2001

                                                 John G. Foos, Chairman
                                                 Rodman W. Moorhead III

Nominations by Shareholders

         The entire board of trustees acts as a nominating committee for selecting the board of trustees' nominees for election as trustees and has made its nominations for the annual meeting. The bylaws of ElderTrust require that shareholder nominations for trustees be made pursuant to timely notice in writing to the Secretary of ElderTrust. To be timely, notice must be delivered to the principal executive offices of ElderTrust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made by ElderTrust. A shareholder's notice of nomination must set forth certain information specified in ElderTrust's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Under the bylaws, shareholder nominations for the annual meeting were required to be received not later than the close of business on March 26, 2001 nor earlier than the close of business on February 21, 2001. No such nominations were received. ElderTrust's bylaws provide that no person may be elected as a trustee unless nominated in accordance with the procedures set forth in the bylaws.

Compensation of Trustees

         Effective January 1, 2000, non-employee trustees of ElderTrust receive a $10,000 annual retainer, a $1,000 attendance fee for regularly scheduled board meetings and a $500 attendance fee for committee meetings and telephone meetings of the board. ElderTrust also reimburses its trustees for travel expenses incurred in connection with attending meetings of the board of trustees and committee meetings.

         Non-employee trustees of ElderTrust are also eligible to participate in ElderTrust's share option and incentive plans. In April 2001, each of ElderTrust's non-employee trustees, including Messrs. Walker, Foos and Moorhead, received ten-year options for 2,000 shares each at an exercise price of $2.6875 per share, plus distribution equivalent rights for an equivalent number of shares. The options vested immediately. In September 2000, each non-employee trustee received an additional ten-year option grant for 30,000 shares vesting in three equal annual installments beginning September 25, 2000. The option exercise price of these options is $0.75 per share. The vesting of these options will accelerate upon a change in control of ElderTrust. For this purpose, a change in control of ElderTrust includes (A) a person becoming the beneficial owner of 50% or more of the voting power of the outstanding securities of ElderTrust, (B) a change in a majority of the board of trustees during any two-year period other than resulting from mandatory retirement, death or disability of one or more trustees, (C) a merger or consolidation of ElderTrust if shareholders of ElderTrust own less than 80% of the equity of the surviving entity or its parent, (D) the sale of all or substantially all of the assets of ElderTrust, (E) any person commences a tender offer to acquire beneficial ownership of 50% or more of the outstanding voting shares of ElderTrust unless the board of trustees determines that such action does not constitute a change in control or (F) a change of control of ElderTrust of a type required to be disclosed under the federal proxy rules.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

         The following table sets forth the cash and other compensation paid by ElderTrust for 2000, 1999 and 1998 to each person who served as an executive officer of ElderTrust during 2000.

                           Summary Compensation Table

                                                                                Long-Term
                                                                              Compensation/
                                                Annual  Compensation              Awards
                                         -------------------------------- ---------------------
                                                                                Common Shares       All Other
       Name and Principal                                                         Underlying       Compensation
          Position(s)             Year     Salary ($)       Bonus ($)            Options (#)           ($)
------------------------------- -------- -------------- ------------------ --------------------- ------------------
D. Lee McCreary, Jr.            2000      $ 235,600       $ 500,000               250,000          $  51,700 (1)
     President, Chief           1999        162,700            -                  225,000             58,200
     Executive Officer,         1998        125,400            -                   50,000             27,500
     Chief Financial
     Officer, Treasurer and
     Secretary


John H. Haas                    2000        192,300            -                   25,000               -
     Vice President and         1999          N/A             N/A                   N/A                N/A
     Chief Operating            1998          N/A             N/A                   N/A                N/A
     Officer

---------------

(1) Represents (a) $45,700 earned on distribution equivalent rights for a total of 40,000 common shares held by Mr. McCreary at December 31, 2000 and (b) 2000 contributions of $6,000 made by ElderTrust to Mr. McCreary's account under the Simple IRA Retirement Plan maintained by ElderTrust for its employees.

Option Grants

         The following table contains information with respect to share options granted in 2000 to each of ElderTrust's executive officers. The options granted to executive officers in 2000 were ten-year Qualified Stock Options and ten-year Non-Qualified Options as noted below.

                        Option Grants In Last Fiscal Year

                                                                                               Potential Realizable
                                                 % of                                           Value at Assumed
                                 Common       Total Options                                    Annual Rates of Share
                                 Shares        Granted to       Exercise                     Price Appreciation for
                               Underlying      Employees in     or Base                            Option Term
                                Options           Fiscal         Price        Expiration           -----------
             Name               Granted            Year          ($/Sh)          Date            5% ($)        10% ($)
             ----               --------        ----------       ------      ------------    -----------    ----------
Qualified Stock Options:
------------------------

D. Lee McCreary, Jr.             250,000           78.1%         $0.75       09/25/10 (1)     $117,900       $298,900

John H. Haas                      15,000            4.7           0.75       09/25/10 (1)        7,100         17,900

Non-Qualified Options:
----------------------

John H. Haas                      10,000          100.0           2.75       05/23/10 (2)       17,300         43,800

---------
(1) These options vested 1/3 immediately and 1/3 on each of the next two anniversaries of the date of grant. The vesting options will accelerate upon any change in control of ElderTrust, as described under "Compensation of Trustees."
(2) These options vest over two years. The vesting options will accelerate upon any change in control of ElderTrust, as described under "Compensation of Trustees."

Option Exercises and Holdings

         The following table sets forth information concerning the number of securities underlying unexercised options at the 2000 year-end and the 2000 year-end value of all unexercised in-the-money options held by ElderTrust's executive officers. No executive officer exercised any options in 2000.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                   Number of Common Shares
                                        Underlying            Value of Unexercised
                                  Unexercised Options(#)     In-the-Money Options($)
                               ---------------------------  --------------------------
         Name                  Exercisable   Unexercisable  Exercisable  Unexercisable
----------------------         -----------   -------------  -----------  -------------
  D. Lee McCreary, Jr.           185,000       340,000       $  49,967    $  89,033
  John H. Haas                     5,000        20,000           1,400        8,400

Employment Agreement

         ElderTrust has entered into an employment agreement with D. Lee McCreary, Jr. dated October 13, 1999, under which Mr. McCreary serves as ElderTrust's President and Chief Executive Officer. The initial term of the employment agreement is three years, subject to annual renewals commencing on October 13, 2002, unless earlier terminated. Mr. McCreary's initial annual base salary under the employment agreement was $200,000, effective July 29, 1999, when he began serving as acting president and Chief Executive Officer of ElderTrust. The annual base salary is subject to increase on an annual basis by the board of trustees. For 2000, Mr. McCreary's base salary was $250,000. Mr. McCreary also is entitled to receive incentive compensation in the form of share options and bonuses as determined by the share option and compensation committees of the board of trustees.

          Mr. McCreary's employment may be terminated by ElderTrust (a) upon 15 days' notice for cause by a two-thirds vote of the entire board of trustees or
(b) upon 90 days' notice without cause by a two-thirds vote of the entire board of trustees. Mr. McCreary may terminate his employment on 90 days' notice if (a) ElderTrust terminates by a two-thirds vote of the entire board of trustees the automatic extension of the term of his employment agreement, (b) ElderTrust assigns duties to him that are inconsistent with his status with ElderTrust or substantially alters the nature or status of his responsibilities, (c) ElderTrust reduces his base salary under his employment agreement, (d) ElderTrust relocates his principal place of employment or relocates the principal office or corporate headquarters to a location 35 miles or more from his current principal place of employment, (e) there is a change in control of ElderTrust, (f) a material failure on the part of ElderTrust to comply with any of the provisions of the employment agreement, (g) any termination of his employment for reasons other than death, disability or cause or the termination by the board of trustees of the automatic extension of the term of his employment agreement or (h) the commencement by of a proceeding seeking the liquidation, reorganization, dissolution or winding-up of ElderTrust or its subsidiaries or the appointment of a bankruptcy trustee or receiver for ElderTrust or its subsidiaries.

         If ElderTrust terminates Mr. McCreary's employment without cause, or Mr. McCreary terminates his employment agreement as described above, Mr. McCreary would be entitled to a severance payment equal to three times his average annual base salary for the preceding three years, or, if less, over the expired term of his employment agreement, plus the average annual value as of the date of grant of his share options vesting in a fiscal year and the value of his dividend equivalent rights credited to his account in the fiscal year immediately preceding his termination, provided that the value attributed to such share options and distribution equivalent rights shall not exceed 50% of his average annual base salary for the three-year period preceding the termination of his employment agreement. All share options, awards and similar equity rights, if any, also would vest and become exercisable immediately prior to his termination and remain exercisable through their original terms. Following termination of his employment agreement for any reason, other than for cause or upon Mr. McCreary's death, ElderTrust would maintain in full force and effect, for the greater of two years or the remaining term of the employment agreement, all employee benefit plans and programs to which Mr. McCreary was entitled prior to his termination.

         If Mr. McCreary becomes disabled for a period of twelve months or for periods aggregating more than twelve months in any 24-month period, ElderTrust may terminate Mr. McCreary's employment upon 30 days' notice and payment of any unpaid portion of his salary, bonus and benefits up to the last day of the month of his termination. Upon Mr. McCreary's death, his heirs would be entitled to receive the unpaid portion of his salary, bonus and accrued benefits through the last day of the month of his death. Upon the death or disability of Mr. McCreary, all distribution equivalent rights and share options would become fully vested.

Report on Executive Compensation

         The compensation committee makes compensation decisions for ElderTrust's executive officers. The share option committee administers ElderTrust's share option and incentive plans. ElderTrust's compensation policies and practices with respect to executive officers are designed and implemented to motivate and retain senior executives. Total compensation is currently divided into three primary components: base salary, share options and distribution equivalent rights and bonuses.

         ElderTrust uses its share option and incentive plans as a long-term incentive plan for executive officers and key employees. The objectives of the share option and incentive plans are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a long-term equity interest in ElderTrust.

         John Haas was named Vice President and Chief Operating Officer of ElderTrust in February 2000. From May 1998 to January 2000, Mr. Haas served as a consultant at ElderTrust. Mr. Haas' base salary of $200,000 for 2000 and initial grant of 10,000 options were determined based on the recommendation of ElderTrust's management and were approved by the compensation and share option committee. In September 2000, Mr. Hass received an additional option grant for 15,000 shares based on his performance in 2000 and as recommended by ElderTrust's management.

         Lee McCreary became Acting President and Chief Executive Officer of ElderTrust in July 1999. He became President and Chief Executive Officer of ElderTrust on a permanent basis in October 1999. His base salary of $250,000 for 2000 was determined in accordance with his employment agreement. In March, 2000, Mr. McCreary was paid a cash bonus of $200,000. The compensation and share option committee approved this bonus based primarily on Mr. McCreary's performance in 1999. In 1999, under Mr. McCreary's leadership, ElderTrust successfully closed $32.7 million of mortgage refinancing on five properties and successfully negotiated an extension of the due date of ElderTrust's Bank Credit Facility from its then maturity date of January 1, 2000 until June 30, 2001. In September 2000, Mr. McCreary received an option grant of 250,000 shares, and in December 2000, he was paid a bonus for 2000 of $300,000. These options and bonus were awarded to him based on his significant accomplishments on behalf of ElderTrust in 2000. During 2000, Mr. McCreary successfully negotiated the restructuring of Genesis' and Muticare's loans and leases with ElderTrust following the June 2000 bankruptcy filings by Genesis and Multicare under chapter 11 of the U.S. Bankruptcy Code. He also successfully negotiated a further extension of the maturity date of ElderTrust's Bank Credit Facility from June 30, 2001 until August 30, 2002.

         Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, denies deduction to any publicly held company, such as ElderTrust, for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer and the four other highest paid executive officers. Certain "performance-based compensation" is excluded from this $1,000,000 cap. At this time, none of ElderTrust's executive officer's compensation subject to the deductibility limits exceeds $1,000,000. In the compensation committee's view, ElderTrust is not likely to be affected by the nondeductibility rules in the near future.



COMPENSATION COMMITTEE                               SHARE OPTION COMMITTEE

Rodman W. Moorhead, III, Chairman                    John G. Foos, Chairman
Michael R. Walker                                    Rodman W. Moorhead, III

Compensation Committee Interlocks and Insider Participation

         The Compensation committee is composed entirely of non-employee trustees. During 2000, Messrs. Walker and Moorhead served on the compensation committee. In addition to serving as chairman of the board of trustees of ElderTrust, Mr. Walker serves as chairman of the board and Chief Executive Officer of Genesis, ElderTrust's principal tenant, and Multicare.

         2000 transactions with Geneses and Multicare were as follows:

Transactions between ElderTrust and Genesis and Genesis Equity Investees

         During 2000, ElderTrust, through its majority owned subsidiary, ElderTrust Operating Limited Partnership, leased eight properties to consolidated subsidiaries of Genesis under percentage and minimum rent leases, each for an initial ten-year period with two five-year renewals. In addition, six properties were leased under minimum rent leases to entities in which Genesis accounts for its investment using the equity method of accounting ("Genesis Equity Investees"), each with an initial term of ten to twelve years. Consolidated subsidiaries of Genesis also leased space under fixed rent leases in three medical office and other buildings. The term of these leases are for up to five years, subject to renewal. Finally, a consolidated subsidiary of Genesis managed one skilled nursing facility leased to an unrelated third party. ElderTrust received lease payments of $14.8 million in 2000 on properties leased to or managed by consolidated subsidiaries of Genesis or Genesis Equity Investees.

         At December 31, 2000, ElderTrust, Operating Limited Partnership had four term loans and two construction loans totaling $16.2 million made in 1998 to consolidated subsidiaries of Genesis, including two term and one construction loan made to subsidiaries of Multicare. These loans had original maturities of between two and three years, subject to extension by the borrower for up to four successive one-year terms, with a weighted average interest rate of 9.9% on December 31, 2000. The largest aggregate amount of indebtedness outstanding at any time during 2000 was $34.3 million. ElderTrust Operating Limited Partnership recorded interest income on these loans of $2.6 million in 2000.

         Additionally, at December 31, 2000, ElderTrust Operating Limited Partnership had one term loan totaling $4.8 million with a Genesis Equity Investee. The term loan had an original maturity of two years, subject to extension by the borrower for one one-year term, with an interest rate of 9.5%. The maturity date has been extended to May 2002. The interest rate was also adjusted to 10% as part of the extention. The largest aggregate amount of indebtedness outstanding at any time during 2000 was $4.8 million. The Operating Partnership recorded interest income on this loan of $0.5 million in 2000.

      Other Transactions between ElderTrust and its Equity Investees and Genesis and Genesis Equity Investees

         ET Sub-Meridian Limited Partnership, L.L.P. ElderTrust, through ElderTrust Operating Limited Partnership, has a 99% limited partnership interest in ET Sub-Meridian Limited Partnership, L.L.P. ("ET Sub-Meridian"). The 1% general partner interest is owned by a limited liability company of which Mr. McCreary is the sole member. ET Sub-Meridian owns the leasehold and purchase option rights to seven skilled nursing facilities located in Maryland and New Jersey, which it purchased from Genesis for $35.5 million in cash and issuance of $8.5 million in term loans during September 1998. ElderTrust guaranteed the $8.5 million promissory note of ET Sub-Meridian payable to Genesis. The purchase options are exercisable by ET Sub-Meridian in September 2008 for a cash exercise price of $66.5 million. At December 31, 2000, ET Sub-Meridian had a $17.6 million subordinated demand loan bearing interest at 12% per annum payable to ElderTrust in connection with the above transaction. The largest aggregate amount of indebtedness outstanding on the note payable from ET Sub-Meridian at any time during 2000 was $17.6 million.

         At December 31, 2000, ET Sub-Meridian subleased these seven properties to subsidiaries of Genesis under minimum rent leases, each for an initial ten-year period with a ten-year renewal option. ET Sub-Meridian received sublease payments of $9.8 million in 2000 from these subsidiaries of Genesis.

         ElderTrust recorded $2.1 million in interest income for the year ended December 31, 2000 on the note payable from ET Sub-Meridian. ElderTrust also recorded a loss of $2.5 million related to the portion of its equity interest in ET Sub-Meridian's results of operations for the year ended December 31, 2000.

         ET Sub-Heritage Andover, LLC
         ET Sub-Vernon Court, LLC
         ET Sub-Cabot Park, LLC
         ET Sub-Cleveland Circle, LLC

         ElderTrust, through four limited liability companies (ET Sub-Heritage Andover, LLC, ET Sub-Vernon Court, LLC, ET Sub-Cabot Park, LLC, and ET Sub-Cleveland Circle, LLC), has member interests in three assisted living facilities and one independent living facility, which it acquired during December 1998 from an unrelated third party. A Genesis Equity Investee leases each of the facilities.

         ElderTrust is the sole member of ET Sub-Heritage Andover, LLC, which, accordingly, is consolidated into ElderTrust's consolidated financial statements at December 31, 2000. In each of the remaining three limited liability companies, ElderTrust has a 99% member interest. The 1% managing member interest in these three companies is owned by a limited liability company of which Mr. McCreary is the sole member. ElderTrust currently has the option to acquire the 1% managing member interest in ET Sub-Vernon Court, LLC from Mr. McCreary. The option exercise price is $3,200. As ElderTrust has the ability to acquire the 1% managing member interest in ET Sub-Vernon Court, LLC for a nominal amount, this company is consolidated into ElderTrust's consolidated financial statements at December 31, 2000.

         At December 31, 2000, ET Sub-Cabot Park, LLC and ET Sub-Cleveland Circle, LLC, equity investees of ElderTrust, each leased one property to a Genesis Equity Investee under a minimum rent lease, with an initial term of ten years and a ten-year renewal option. ET Sub-Cabot Park, LLC and ET Sub-Cleveland Circle, LLC received aggregate lease payments of $3.0 million in 2000 from Genesis Equity Investees.

         ElderTrust recorded an aggregate loss of $342,000 related to the portion of its equity interest in ET-Sub-Cabot Park, LLC's and ET Sub-Cleveland Circle, LLC's results of operations for the year ended December 31, 2000.

         Genesis and Multicare Chapter 11 Bankruptcy Filings; Lease and Loan Restructurings

         On June 22, 2000, Genesis and Multicare filed for protection under chapter 11 of the U.S. Bankruptcy Code. During the balance of 2000, ElderTrust, Genesis and Multicare and Genesis and Multicare's major creditors negotiated agreements to restructure Genesis' and Multicare's loan and lease obligations with the ElderTrust. The agreements were approved by the U.S. Bankruptcy Court on January 4, 2001 and were consummated on January 31, 2001.

The agreements included the following lease and loan modifications:

         o Twenty-one of the existing twenty-three lease agreements between Genesis subsidiaries and ElderTrust continued in effect in accordance with their terms, except as provided below:
                        - Two leases were modified to reduce combined rents for the properties by $745,000 per year;
                        - One lease was modified to create an early termination right commencing on December 31, 2002; and
                        - One lease was modified to permit ElderTrust to terminate the lease during 2001 without penalty if the current tenant is unable to achieve occupancy targets specified by loan documents secured by property.

         o Two leases (Windsor Office Building and Windsor Clinic/ Training facility) were terminated when the two properties subject to the leases were sold to Genesis for $1.25 million; Genesis paid for the two properties through an increase in the notes receivable described below;
         o An $8.5 million loan previously guaranteed by ElderTrust and owed to Genesis by ET Sub-Meridian (ET Sub-Meridian), an unconsolidated subsidiary of ElderTrust, was conveyed to ElderTrust in a manner to effect a $8.5 million reduction in amounts owed to ElderTrust by Genesis;
         o The maturity date for three loans (Oaks, Coquina and Mifflin) made previously by ElderTrust to Genesis and affiliated entities with unpaid principal balances totaling approximately $7.5 million at June 30, 2000 (after taking into account the aforementioned $1.25 million increase and $8.5 million reduction) were extended to June 30, 2002 at the rates in effect prior to the Genesis bankruptcy filing;
         o The maturity date and interest rate for one loan (Harbor Place) with a principal balance of approximately $4.8 million made by ElderTrust to an entity in which Genesis owns a 100% limited partner interest was extended to May 31, 2002 at a 10% interest rate, an increase of 0.5%;

            o ElderTrust acquired three properties secured by three loans (Lehigh, Berkshire and Sanatoga) with outstanding principal amounts totaling approximately $19.5 million, and having a net book value of $12.5 million, at December 31, 2000, in exchange for the outstanding indebtedness. These properties were then leased back to Multicare under long-term operating lease agreements. ElderTrust has no other transactions with this entity; and
            o ElderTrust is no longer obligated to purchase and leaseback the Mifflin, Coquina Place, Oaks and Harbor Place properties.

            In addition, the minimum rent for the Willowbrook and the Phillipsburg facilities was reduced by $346,000 and $395,400, respectively, to $295,000 and $177,500, respectively, per year. The lease term of the Rittenhouse facility has been extended to 2018 representing a minimum increase of $8.9 million in additional rents over the extended term.

Performance Graph

         The following graph compares the cumulative total shareholder return on ElderTrust's common shares since January 27, 1998, the date ElderTrust's common shares began trading on the New York Stock Exchange, with the cumulative total shareholder return from January 27, 1998 through December 31, 2000 of (A) the NAREIT Equity REIT Index for all REITs and (B) the NAREIT Health Care Equity REIT Index. The comparison assumes $100 was invested on January 27, 1998 in ElderTrust's common shares and in each of the indices and assumes reinvestment of distributions. ElderTrust suspended the payment of cash distributions to its shareholders in the third quarter of 2000.




                                [GRAPHIC OMITTED]



                             NAREIT                   NAREIT
                        Equity REIT Index          Health Care
                           (all REITs)          Equity REIT Index    ElderTrust
                       ------------------       ------------------   ----------
January 27, 1998              $100                    $100              $100
December 31, 1998               85                      83                69
December 31, 1999               81                      63                46
December 31, 2000              103                      79                38

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires ElderTrust trustees, officers and beneficial owners of more than 10% of ElderTrust's outstanding equity securities to file with the SEC initial reports of ownership of ElderTrust's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to ElderTrust for 2000, ElderTrust believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis except for Mr. Walker who was late filing one Form 4 covering a total of five purchases.

Certain Relationships and Related Transactions

         ElderTrust Operating Limited Partnership has a nonvoting 95% equity interest in ET Capital Corp. ("ET Capital"). The remaining voting 5% equity interest in ET Capital is owned by Mr. McCreary. Messrs. Walker and McCreary serve as the directors of ET Capital. Mr. McCreary is president, Secretary and Treasurer of ET Capital. As of December 31, 1999, ET Capital owned a $7.8 million second trust mortgage note executed by AGE Institute of Florida, which it acquired from Genesis during 1998. This note is secured by a second lien on 11 Florida skilled nursing facilities owned by AGE Institute of Florida and a second lien on accounts receivable and other working capital assets. The $40.0 million first mortgage loan that is guaranteed by Genesis, is held by a third party. The facilities were managed by subsidiaries of Genesis through September 30, 2000. The AGE Institute of Florida's second mortgage note to ET Capital matures on September 30, 2008 with payments of interest only, at a fixed annual rate of 13% due quarterly until the note is paid in full. The borrower ceased making interest payments to ET Capital during the quarter ended June 30, 2000 and since June 2000 the borrower has been in default under the $40.0 million first mortgage loan. ET Capital recorded a provision for bad debts of $8.8 million as of December 31, 2000 for interest and principal due on the $7.8 million second trust mortgage note through December 31, 2000.

         ElderTrust recorded $0.7 million in interest income for the year ended December 31, 2000 on the notes payable from ET Capital. ElderTrust also recorded a loss of $7.2 million related to the portion of its equity interest in ET Capital's results of operations for the year ended December 31, 2000. In addition, ElderTrust recorded an impairment loss of $1.4 million on the remaining balance of the notes receivable from ET Capital issued in connection with the second mortgage transaction.

         In addition to the AGE Institute of Florida second trust mortgage note, ET Capital has notes receivable aggregating $4.4 million at December 31, 2000 from two of ElderTrusts' Equity Investees and one of ElderTrusts' consolidated subsidiaries. These loans mature at various dates from April 2008 to December 2011 and bear interest at 14% per annum with interest and principal payable monthly. ET Capital's long-term debt includes two demand promissory notes payable to ElderTrust aggregating $5.9 million at December 31, 2000 in connection with the above second mortgage note transaction. These notes bear interest at a weighted average rate of 12.1% per annum with interest only payable quarterly. ET Capital ceased making interest payments, on these notes to ElderTrust during the quarter ended June 30, 2000. Management of ElderTrust has determined that these notes are fully impaired at December 31, 2000.

         In addition, ET Capital has loans payable to ElderTrust aggregating $3.3 million, bearing interest at 15% and maturing at various dates from April 2008 to December 2011. Payments on these notes were current at December 31, 2000.

For a description of other transactions involving ElderTrust and its trustees, see "Compensation Committee Interlocks and Insider Participation."

SECURITIES OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of ElderTrust common shares, including common shares that may be issued in exchange for units of limited partnership of the ElderTrust Operating Limited Partnership presented for redemption and upon exercise of options exercisable within 60 days, for (a) each trustee and executive officer of ElderTrust, (b) each person believed by management to beneficially own more than 5% of the outstanding common shares and (c) all trustees and executive officers as a group. The information is as of March 30, 2001. Except as indicated below, each person has sole voting and investment power.


                                                                  Units of
                                                                   Limited
                                                 Number of       Partnership of    Common                 Percent of
                                                  Common         the Operating      Share                 All Common
 Name of Beneficial Owner                         Shares          Partnership      Options       Total      Shares
-------------------------                        ---------       --------------    -------       -----    ----------
Michael R. Walker                                 427,035           318,975        164,000       910,010     12.8%

George Weaver
642 Second Street
Brooklyn, NY  11215                               400,000                 -              -       400,000      5.6

D. Lee McCreary, Jr.                               33,703            12,000        190,000       235,703      3.3

Harold Zuber, Jr.                                 160,700                 -              -       160,700      2.3

Rodman W. Moorhead, III                            37,500                 -         21,500        59,000       *

John G. Foos                                        1,500                 -         14,000        15,500       *

John H. Haas                                            -                 -          5,000         5,000       *

All trustees and executive officers as
    a group (6 persons)(1)                        660,438           330,975        394,500     1,385,913     19.5

-------------------------
* Less than one percent.

(1) Total excludes Mr. George Weaver.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The board of trustees has appointed KPMG LLP to act as the Company's independent public accountants for 2001. Representatives of KPMG LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         KPMG LLP's fees for providing services to ElderTrust in 2000 were as follows:

Audit Fees

         Audit fees billed for services rendered in connection with Eldertrust's annual audit of 2000 financial statements and the review of quarterly financial statements for each quarter ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 were $92,500.

Financial Information Systems Design and Implementation Fees

         None.

Other Fees

         The audit committee of the board of trustees has considered whether the provision of the foregoing non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

         Other fees for other services performed by KPMG, LLP totaled $10,700.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2002 annual meeting must be received by ElderTrust no later than December 24, 2001 pursuant to the proxy soliciting rules of the SEC in order to be considered for inclusion in ElderTrust's proxy statement and form of proxy relating to the 2002 annual meeting. Nothing in this paragraph shall be deemed to require ElderTrust to include in its proxy statement and proxy relating to the 2002 annual meeting any shareholder proposal which may be omitted from its proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

         Pursuant to ElderTrust's bylaws, any shareholder who intends to present a proposal for action at the 2002 annual meeting also must have delivered notice to the principal executive offices of ElderTrust not later than the close of business on March 25, 2002 nor earlier than the close of business on February 21, 2002; however, if the date of the 2002 annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 22, 2002 notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the 2002 annual meeting and not later than the close of business on the later of the 60th day prior to the 2002 annual meeting or the tenth day following the day on which public announcement of the date of the 2002 annual meeting is first made by ElderTrust.

                         OTHER BUSINESS TO BE TRANSACTED

         The board of trustees does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of trustees.



                                               By Order of the Board of Trustees

                                               /s/ D. Lee McCreary, Jr.
                                               ------------------------

                                               D. Lee McCreary, Jr.
                                               President, Chief Executive
                                               Officer, Chief Financial Officer,
                                               Treasurer and Secretary

Kennett Square, Pennsylvania
April 23, 2001

                                                                         ANNEX A

                                   ELDERTRUST
                                   ----------

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

         The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Corporation's independent accountants and, if applicable, its internal auditing department.

         Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (if applicable), and the Board of Trustees.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

         The Audit Committee shall be comprised of two or more trustees as determined by the Board, each of whom shall be independent and non-management directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if applicable) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee should communicate its activities to the full Board of Trustees on a regular basis.

IV. RESPONSIBILITIES AND DUTIES

           To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

           Review and update this Charter periodically as conditions dictate.

           Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

           Review the regular internal reports to management prepared by the internal auditing department and management's response (if applicable).

           Review with financial management and, if appropriate, the independent accountants the 10-Q prior to its filing or prior to the release of earnings.

Independent Accountants

           Recommend to the board of trustees the selection of the independent accountants, considering independence and effectiveness and approve the fees and the other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships, including non-audit work, the accountants have with the Corporation to determine the accountants' independence.

           Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

           Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

            In consultation with the independent accountants and (if applicable) the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

           Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

            Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or (if applicable) the internal auditing department.

Process Improvement

            Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and (if applicable) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

             Following completion of the annual audit review separately with each of management, the independent accountants and (if applicable) the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

             Review any significant disagreement among management and the independent accountants or (if applicable) the internal auditing department in connection with the preparation of the financial statements.

             Review with the independent accountants, the internal auditing department (if applicable) and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

            Establish and review a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

             Review the Corporation's procedures for compliance with laws and government regulations and review any specific legal matter that could have a significant impact on the organization's financial statements.

             Periodically review the Corporation's need to create an internal audit department.

             Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   ELDERTRUST
           101 East State Street, Suite 100, Kennett Square, PA 19348
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of ElderTrust hereby appoints D. Lee McCreary, Jr. and John H. Haas, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned shareholder is entitled to cast at the 2001 annual meeting of shareholders to be held on May 22, 2001 at 10 a.m., local time, at 101 East State Street, Kennett Square, PA 19348, and at any adjournments, upon the following matters:





                  (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF TRUSTEES AS TO OTHER MATTERS.



                1.   To elect two trustees each for three-year terms:
                     Michael R. Walker and Harold L. Zuber, Jr.

                FOR both nominees listed        WITHHOLD AUTHORITY
                above                           to vote for both nominees
                                                listed above

                            o                              o


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________

                  2. As determined by a majority of ElderTrust's board of trustees, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

                  The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

                  If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.


                                      Signature:________________________________

                                      Signature:________________________________

                                      Date:_____________________________________
                                      (Please date and sign here exactly as name hereon. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)